Exhibit 99.1

Envoy Medical Extinguishes Over $32 Million in Debt, Strengthening Balance Sheet

Announces Retirement of Glen A. Taylor from Board

Extinguishment simplifies capital structure, strengthens foundation for growth, and eliminates all term loan obligations, without equity conversion

White Bear Lake, Minnesota – (August 26, 2025) – Envoy Medical® Inc. (NASDAQ: COCH) (“Envoy Medical” or the “Company”), a hearing health company pioneering fully implanted hearing solutions, today announced it has satisfied and extinguished the outstanding term loans from GAT Funding, LLC, which totaled $32 million in outstanding principal and accrued interest, in exchange for a payment of $100,000 in cash.

GAT Funding is owned by Glen A. Taylor, who also announced his retirement from the Envoy Medical board after two decades of service to the Company.

“On behalf of the Envoy Medical board, we want to thank Glen Taylor for his years of service and his tremendous support of Envoy Medical over the years. With the extinguishment of the term loans, Envoy Medical has reset its balance sheet and we are now positioned to devote our capital resources to the continued development of our lead product candidate, the investigational Acclaim® cochlear implant,” stated Brent Lucas, Chief Executive Officer of Envoy Medical. “Our mission is to transform the hearing industry with groundbreaking, fully implanted technologies. With a stronger financial foundation, we are better equipped to deliver on that mission. We are deeply grateful for Glen Taylor’s unwavering belief in the Company—our fully implanted cochlear implant would not have been possible without his steadfast support.”

Envoy Medical’s outgoing Chairman Emeritus, Glen Taylor commented, “It has been an honor to serve Envoy Medical and support its mission over nearly two decades. With the strong momentum in the Company’s pivotal clinical trial and the Company’s now improved financial position, I am retiring from the Envoy Medical board with great confidence in its future. I look forward to seeing all that Envoy Medical’s talented and passionate team will accomplish.”

Mr. Lucas concluded, “While we will miss his contributions on the board, we also celebrate Glen’s legacy with Envoy Medical and wish him all the best. With a talented Board bringing more than 100 years of combined medical device experience, we are excited to execute on our vision and further drive shareholder value.”

For more information about Envoy Medical’s innovation pipeline and intellectual property portfolio, visit www.envoymedical.com.

To be added to the Envoy Medical email distribution list, please email Envoy@kcsa.com with COCH in the subject line.

About Envoy Medical, Inc.

Envoy Medical (Nasdaq: COCH) is a hearing health company focused on providing innovative technologies across the hearing loss spectrum. Envoy Medical has pioneered one-of-a-kind, fully implanted devices for hearing loss, including its fully implanted Esteem® active middle ear implant, commercially available in the U.S. since 2010, and the fully implanted Acclaim® cochlear implant, an investigational device. Envoy Medical is dedicated to pushing hearing technology beyond the status quo to improve access, usability, compliance, and ultimately quality of life.

About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant (“Acclaim CI”) is a first-of-its-kind hearing device. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound.

The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI is expected to be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by Federal (or United States) law to investigational use.

About the Esteem® Fully Implanted Active Middle Ear Implant (FI-AMEI)

The Esteem fully implanted active middle ear implant (FI-AMEI) is the only FDA-approved, fully implanted* hearing device for adults diagnosed with moderate to severe sensorineural hearing loss allowing for 24/7 hearing capability using the ear’s natural anatomy. The Esteem FI-AMEI hearing implant is invisible and requires no externally worn components and nothing is placed in the ear canal for it to function. Unlike hearing aids, you never put it on or take it off. You can’t lose it. You don’t clean it. The Esteem FI-AMEI hearing implant offers true 24/7 hearing.

*	Once activated, the external Esteem FI-AMEI Personal Programmer is not required for daily use.

Important safety information for the Esteem FI-AMEI can be found at: https://www.envoymedical.com/safety-information.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the expectations of Envoy Medical concerning the outlook for its business, capital resources, financial position, plans and goals; the Company’s ability to obtain future financing and fund its business; the timing and results any pivotal clinical trial, approvals, site documents, logistics, activations, enrollments, follow-up visits, and data relating to the Acclaim CI; and the safety, performance, and market acceptance of the Acclaim CI. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Envoy Medical does not guarantee that the events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to changes in the market price of shares of Envoy Medical’s Class A Common Stock; changes in or removal of Envoy Medical’s shares inclusion in any index; Envoy Medical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy Medical products; competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy Medical’s suppliers, or disruptions in Envoy Medical’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical’s key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2024 filed by Envoy Medical on March 31, 2025, and in other reports Envoy Medical files, with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

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Investor Contact:
Phil Carlson
KCSA Strategic Communications
O: 212.896.1233
E: Envoy@kcsa.com

Media Contact:

Anne Donohoe

KCSA Strategic Communications

O: 732-620-0033

E: Envoy@kcsa.com

SOURCE: Envoy Medical, Inc.

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